UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   January 8, 2010

Startech Environmental Corporation
(Exact Name of Registrant as Specified in Charter)

Colorado	0-25312	84-128657
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

88 Danbury Road, Suite 2A Wilton, CT 06897 (Address of Principal Executive Offices) (Zip Code)

(203) 762-2499
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On January 8, 2010, Joseph A. Equale notified the Board of Directors (the “Board”) of Startech Environmental Corporation (the “Company”) of his decision to resign from the Board, effective January 8, 2010.  Mr. Equale was a member of the Company’s Audit Committee and Compensation Committee and had been a director since November 2003.  Mr. Equale’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 8.01 Other Events.

As disclosed in the Company’s Current Report on Form 8-K dated December 24, 2009, the Company is continuing to work toward completing its potential new financing.  However, the Company was unable to obtain financing by the end of 2009 and cannot provide any assurance that it will be able to complete any potential financing in the near future on terms that are favorable to the Company, if at all. If the Company raises additional funds by issuing equity securities or any securities convertible into equity, the Company expects that its shareholders will experience dilution of their shareholdings. If the Company is unable to obtain financing in the near future, the Company will have to cease operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 12, 2010

STARTECH ENVIRONMENTAL CORPORATION

By: /s/ Joseph F. Longo
Name: Joseph F. Longo Title: Chairman, Chief Executive Officer, President and Director